Exhibit 99.1

www.patriotbank.com

FOR IMMEDIATE RELEASE

October 16, 2003

CONTACT:

Richard A. Elko	James G. Blume
President & C.E.O.	Senior V.P. & C.F.O.
610-970-4627	610-970-4623

Patriot Bank Corp. Announces a 10%
Increase in Diluted Earnings Per Share

Pottstown, PA, October 16, 2003 . . . Patriot Bank Corp. (NASDAQ: PBIX), parent company of Patriot Bank, today announced record earnings for the third quarter 2003 of $2,139,000 or $.32 per diluted share, compared to earnings of $2,012,000 or $.29 per diluted share for the third quarter of 2002.  Year-to-date earnings were $6,389,000 or $.95 per diluted share for 2003, compared to year-to-date earnings of $5,832,000 or $.85 per diluted share for 2002.  Third quarter 2003 represents the 11th consecutive quarter of record earnings.

In addition to a 10% increase in diluted earnings per share, highlights of the quarter include:

•                       Return on average equity of 13.53%

•                       Net interest margin expanded to 3.63%

•                       Non-interest income represented 29% of total income

•                       Core deposits up 35% year-to-date

•                 Completed acquisition of Tyler Wealth Counselors, Inc.

•                 Completed the relocation of Patriot’s Whitehall office to a new full-service facility

•                 Completed the previously announced stock repurchase program

•                 Named as one of the Best Places to Work in PA by the Pennsylvania Department of Community and Economic Development

The third quarter was not without challenges; most notably, Patriot’s regular internal control process uncovered what is believed to be a defalcation perpetrated by a mid-level supervisory employee within Patriot’s credit card operation.  The defalcation includes an alleged theft and the alleged falsification and destruction of accounting records as well as the concealment of credit card delinquencies and bankruptcies.

The total amount of the alleged theft is approximately $982,000.  The company maintains an insurance policy which management believes covers the majority of the alleged theft, and as a result, Patriot has recorded an after-tax charge of $367,000 related to the deductible on that insurance policy and losses and operating expenses associated with the falsification and destruction of accounting records.  The alleged defalcation included the concealment of approximately $475,000 of unsecured customer bankruptcies, which, since they were not material to any prior period, were charged off during the third quarter through Patriot’s loan loss reserve.  The alleged defalcation also included the concealment of approximately $350,000 delinquent credit cards which are now being subjected to normal collections procedures.  Additional charge-offs may result from these delinquent accounts.

Patriot’s net interest margin was 3.63% and 3.60% for the third quarter and year-to-date 2003, respectively, compared to 3.50% and 3.29% for the third quarter and year-to-date 2002, respectively.  “Patriot’s core businesses remained strong during the quarter and our margin expanded as expected as a result of certain borrowing restructurings that were completed at the end of the second quarter,” said Richard A. Elko, President and Chief Executive Officer.

Third quarter 2003 earnings included a provision for credit losses of $900,000, bringing the 2003 year-to-date total to $2,900,000, compared to third quarter 2002 provision of $1,200,000 and $2,875,000 year-to-date 2002, respectively.  Patriot’s percentage of non-performing assets to total assets was .46% at September 30, 2003, compared to .67% at December 31, 2002.  Patriot’s percentage of all loans delinquent 30 days or more to total loans was 1.59% at September 30, 2003, compared to 1.58% at December 31, 2002.  These percentages include the credit card delinquencies discussed above.  “Asset quality has remained strong.  We are pleased that our non-performing and delinquency ratios remained in line despite a difficult economic environment and the alleged credit card defalcation,” continued Elko.

Non-interest income was $3,095,000 and $8,828,000 for the third quarter and year-to-date 2003, respectively, compared to $1,985,000 and $5,449,000 for the third quarter and year-to-date 2002, respectively.  Non-interest income for the third quarter 2003 included approximately $433,000 of securities gains.  “Recurring non-interest income has significantly benefited from Patriot’s three wealth management acquisitions.  Including the recently completed acquisition of Tyler Wealth Counselors, Inc., Patriot Advisors is now a team of approximately 30 employees with projected annual revenue of approximately $3.5 million,” said Elko.

Non-interest expense was $7,289,000 and $20,949,000 for the third quarter and year-to-date 2003, respectively, compared to $5,901,000 and $16,721,000 for the third quarter and year-to-date 2002, respectively.  The increase in non-interest expense is primarily due to increases in staffing associated with Patriot’s three wealth management acquisitions, new community banking offices, Chester County lenders, the enhancement of Patriot’s Cash Management Division and the alleged credit card defalcation.

Net loans at September 30, 2003, were $593,955,000, compared to $611,295,000 at December 31, 2002.  Total loans decreased as a result of a planned reduction in residential mortgage loans.  Commercial loans, consumer loans and commercial leases continue to show good growth. “We continue to be very judicious with our loan pricing and resist adding a significant amount of loans to the balance sheet at very low rates,” stated Elko.

Deposits were $623,988,000 at September 30, 2003, compared to $519,120,000 at December 31, 2002.  The cost of deposits was 1.95% for the third quarter 2003.  Core deposits (checking, savings and money market accounts) were $387,416,000 at September 30, 2003, compared to $287,569,000 at December 31, 2002.  This represents a growth in core deposits of 35%.  The strong growth in core deposits has come from Patriot’s new offices and cash management division and has allowed Patriot to continue to reduce higher-costing certificates of deposit.  At September 30, 2003, core deposits accounted for 62% of total deposits.  “We completed the transition of our supermarket office in Whitehall, Pennsylvania, with the opening of our full-service office on July 14, 2003.  We’re pleased with the strong deposit growth experienced since this office transition,” concluded Elko.

“Patriot has had great success over the last several years.  We attribute that success first and foremost to our team of bright, dedicated and hard-working employees.  We were extremely pleased to be recognized by the Pennsylvania Department of Community and Economic Development as one of the Best Places to Work in PA.  We believe this is tangible proof that Patriot is an employer of choice which bodes well for the future,” said James B. Elliott, Chairman of the Board.

Patriot is a $1 billion financial services company operating 20 banking and lending offices in southeastern Pennsylvania.  The closing price of Patriot’s common stock was $22.01 on October 15, 2003.

In addition to historical information, this information may contain “forward-looking statements” which are made in good faith by Patriot Bank Corp. (“Patriot”), pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements with respect to Patriot’s strategies, goals, beliefs, expectations, estimates, intentions, financial condition, results of operations, future performance and business of Patriot.  Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “ expect,” “anticipate,” “estimate,” “ intend,” “plan,” or similar expressions generally indicate a forward-looking statement.  These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Patriot’s control).  Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Patriot’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.  Patriot cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact that any future acquisition may have on Patriot and any such forward-looking statement.  Patriot does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by or on behalf of Patriot.

Patriot Bank Corp. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2003	December 31, 2002
Assets
Cash and cash due from banks	$16,355	$15,741
Interest earning deposits in other financial institutions	2,777	1,098

Total cash and cash equivalents	19,132	16,839

Securities available for sale	334,627	315,868

Loans held for sale	3,648	4,314
Loans and leases receivable, net of allowance for credit loss of $6,809 and $6,922 at September 30, 2003 and December 31, 2002, respectively	593,955	611,295
Premises and equipment	10,396	7,612
Accrued interest	3,410	3,946
Real estate owned and other repossessed property	667	404
Cash surrender value life insurance	18,808	18,208
Goodwill	12,136	8,777
Amortizing intangible assets	3,478	3,137
Other assets	10,864	4,743

Total Assets	$1,011,121	$995,143

Liabilities and Stockholders’ Equity

Deposits	$623,988	$519,120
FHLB advances and federal funds	249,455	368,173
Repurchase agreements	46,270	14,210
Advances from borrowers for taxes and insurances	1,217	2,208
Trust preferred debt securities	20,500	20,500
Other liabilities	6,220	4,987

Total liabilities	947,650	929,198

Stockholders’ equity

Preferred stock. $.01 par value, 5,000,000 shares authorized, none issued at September, 2003 and December 31, 2002, respectively	—	—
Common stock no par value, 20,000,000 shares authorized, 7,216,480 and 7,216,480 shares issued at September, 2003 and December 31, 2002, respectively	—	—
Additional paid in capital	68,186	57,611
Common stock acquired by ESOP, 318,154 and 339,364 shares at cost at September, 2003 and December 31, 2002, respectively	(1,587)	(1,638)
Common stock acquired by MRP, 5,867 and 9,051 shares at amortized cost at September, 2003 and December 31, 2002, respectively	(65)	(98)
Retained earnings	7,212	13,855
Treasury stock acquired, 595,924 and 516,174 shares at cost at September, 2003 and December 31, 2002, respectively	(9,146)	(6,441)
Accumulated other comprehensive income	(1,129)	2,656

Total stockholders’ equity	63,471	65,945

Total Liabilities and Stockholders’ Equity	$1,011,121	$995,143

Patriot Bank Corp. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Quarter Ended 9/30/2003	Quarter Ended 9/30/2002	Year to Date 9/30/2003	Year to Date 9/30/2002
Interest Income
Interest-earning deposits	$3	$7	$13	$67
Investment and mortgage-backed securities	3,839	4,295	12,088	13,076
Loans	10,455	12,281	32,227	37,212
Total Interest Income	14,297	16,583	44,328	50,355

Interest Expense

Deposits	3,135	3,341	9,513	11,239
Short-term borrowings	188	953	1,466	3,208
Long-term borrowings	3,257	4,668	10,430	14,245
Total Interest Expense	6,580	8,962	21,409	28,692

Net Interest Income	7,717	7,621	22,919	21,663

Provision for credit losses	900	1,200	2,900	2,875
Net Interest Income After Provision for Credit Losses	6,817	6,421	20,019	18,788

Non-Interest Income

Service fees on deposits	898	709	2,678	1,957
Fees on loans and leases	506	320	1,373	914
Investment gains / (losses)	434	183	1,366	317
Gains on sale of loans and leases	469	425	1,918	1,221
BOLI	195	230	608	690
Patriot Advisors’ commissions	552	53	1,532	265
Other non-interest income	41	65	78	85
Loss on the disposition of borrowings	—	—	(725)	—
Total Non-Interest Income	3,095	1,985	8,828	5,449

Non-Interest Expense

Salaries and employee benefits	4,282	3,246	12,249	9,208
Occupancy and equipment	1,081	994	3,244	2,991
Professional services	186	412	789	877
Advertising	209	226	545	558
Deposit processing	301	281	884	815
Amortization of intangible assets	126	121	397	363
Office supplies & postage	237	178	672	537
Other operating expenses	867	443	2,169	1,372

Total Non-Interest Expense	7,289	5,901	20,949	16,721
Income Before Income Taxes	2,623	2,505	7,898	7,516
Federal & state income taxes	484	493	1,509	1,684
Net Income	$2,139	$2,012	$6,389	$5,832

Earnings Per Share Basic	$0.34	$0.31	$1.01	$0.88
Earnings Per Share Diluted	$0.32	$0.29	$0.95	$0.85
Dividends Per Share	$0.1300	$0.0932	$0.2291	$0.2682

Patriot Bank Corp.

Quarterly Data

(in thousands)

	Quarter Ended 9/30/2003	Quarter Ended 6/30/2003	Quarter Ended 3/31/2003	Quarter Ended 12/31/2002	Quarter Ended 9/30/2002

Interest income	$14,297	$14,700	$15,332	$15,759	$16,583
Interest expense	6,580	7,273	7,556	8,166	8,962

Net interest income	7,717	7,427	7,776	7,593	7,621
Provision for credit losses	900	900	1,100	1,200	1,200

Net interest income after provision for credit losses	6,817	6,527	6,676	6,393	6,421

Non-interest income	3,095	3,088	2,646	1,793	1,985

Non-interest expense
Other operating expense	7,163	6,831	6,560	5,822	5,780
Amortization of intangibles	126	149	121	121	121
Total non-interest expense	7,289	6,980	6,681	5,943	5,901

Pre-tax income	2,623	2,635	2,641	2,243	2,505
Income tax expense	484	484	541	377	493

Net income	$2,139	$2,151	$2,100	$1,866	$2,012

Basic earnings per share	$0.34	$0.36	$0.33	$0.30	$0.31
Diluted earnings per share	$0.32	$0.32	$0.31	$0.30	$0.29
Dividends per share	$0.1300	$0.1200	$0.1091	$0.1000	$0.0932

	Quarter Ended 9/30/2003	Quarter Ended 6/30/2003	Quarter Ended 3/31/2003	Quarter Ended 12/31/2002	Quarter Ended 9/30/2002	Quarter Ended 6/30/2002

Return on average equity	13.53%	12.43%	12.50%	11.12%	12.06%	12.82%
Return on average assets	0.85%	0.86%	0.86%	0.75%	0.80%	0.79%
Net interest margin (tax equivalent)	3.63%	3.50%	3.68%	3.57%	3.50%	3.32%
Efficiency ratio - tax effected	63.16%	62.05%	59.92%	59.66%	58.14%	57.60%
Non-interest income as % of total revenues	28.63%	29.37%	25.39%	19.10%	20.67%	19.88%

Tier I capital (to average assets)	7.08%	7.21%	7.19%	7.36%	7.16%	7.53%
Common shares outstanding	6,620,556	6,672,309	6,749,727	6,700,306	6,801,507	6,970,391
Book value per share	$10.08	$10.96	$11.92	$11.42	$11.42	$10.78
Tangible book value per share	7.65	8.62	9.34	9.40	9.40	8.80

Delinquencies 30 days and more	9,638,741	8,604,888	10,216,877	9,845,386	9,200,158	8,278,447
Delinquencies 90 days and more (included above)	5,470,274	5,742,180	5,247,954	5,347,476	4,439,189	3,707,515
Non-performing loans	4,012,793	4,011,206	4,516,413	6,268,540	5,288,413	5,247,270
Real estate owned and other repossessed property	666,505	474,165	250,184	403,830	618,550	605,957
Non-performing assets	4,679,298	4,485,371	4,766,597	6,672,370	5,906,963	5,853,227
Net charge-offs	1,432,691	816,562	763,652	906,357	1,049,909	816,238
Total loans	604,411,411	598,038,056	604,414,959	622,530,746	642,318,476	647,063,880
Average loans	589,426,470	588,835,487	606,089,143	624,830,441	634,615,505	639,609,322
Loan loss reserves	(6,808,679)	(7,341,369)	(7,257,932)	(6,921,584)	(6,627,941)	(6,477,850)
Total assets	1,011,120,753	1,005,881,207	1,013,522,868	995,143,116	986,978,962	1,009,907,928

Non-performing assets to total assets	0.46%	0.45%	0.47%	0.67%	0.60%	0.58%
Non-performing assets to total loans and OREO	0.77%	0.75%	0.79%	1.07%	0.92%	0.90%
Non-performing loans to total loans	0.66%	0.67%	0.75%	1.01%	0.82%	0.81%
Delinquencies 30 days and more to total loans	1.59%	1.44%	1.69%	1.58%	1.43%	1.28%
Loan loss reserves to total loans	1.13%	1.23%	1.20%	1.11%	1.03%	1.00%
Loan loss reserves to non-performing assets	145.51%	163.67%	152.27%	103.74%	112.21%	110.67%
Net charge-offs to average loans	0.97%	0.55%	0.50%	0.58%	0.66%	0.51%

Patriot Bank Corp.

Interest Rate Spread Analysis

3rd Quarter, 2003

	QTD
	Average Balance	Interest	Annualized Rate
Assets
Cash	$2,611,878	$3,189	0.16%

Investment securities*	173,633,118	2,382,268	7.06%

Mortgage-backed securities	165,400,612	1,456,708	3.52%

Investment and mortgage-backed securities	339,033,730	3,838,976	5.34%

Mortgage loans	105,599,055	1,895,731	7.17%
Consumer loans	91,240,032	1,202,278	5.23%
Commercial loans	321,967,745	5,478,420	6.67%
Commercial leases*	77,824,134	1,878,057	9.88%
Allowance for credit losses	(7,204,497)	—	0.00%
Total loans	589,426,469	10,454,486	7.04%

Total interest earning assets	931,072,077	14,296,651	6.40%

Other assets	64,269,199	—	0.00%
Total Assets	$995,341,276	$14,296,651	5.99%

Liabilities and Stockholders’ Equity

Branch deposits	$578,850,525	$2,879,895	1.95%
Wholesale certificates	36,534,708	255,350	2.77%
Total deposits	615,385,233	3,135,245	2.00%

Borrowings	310,221,932	3,444,981	4.36%

Advances from borrowers	1,837,775	108	0.02%

Total interest bearing liabilities	927,444,940	6,580,334	2.78%

Other liabilities	5,202,354	—	0.00%

Total stockholders’ equity	62,693,982	—	0.00%
Total Liabilities and Stockholders’ Equity	$995,341,276	$6,580,334	2.59%

Interest margin on average interest earning assets		$7,716,317	3.63%

* Tax equivalent basis

Net Interest Income		$7,716,317
Tax Effected Interest		728,013
Federal Tax Equivalent - Net Interest Income		$8,444,330

Patriot Bank Corp.

Portfolio Compositions

September 30, 2003

(in thousands)

	September 30, 2003	December 31, 2002
Investment and Mortgage-Backed Securities
Investment securities	$47,451	$87,641
FHLB stock	15,874	17,949
FHLMC stock & equity securities	100,074	78,622

Total Investment Securities	163,399	184,212

Mortgage-Backed Securities

Fixed rate mortgage-backed securities	164,475	115,331
Adjustable rate mortgage-backed securities	6,049	9,046
Fixed rate CMOs	704	7,279

Total Mortgage-Backed Securities	171,228	131,656

Total Investment and Mortgage-Backed Securities	$334,627	$315,868

	September 30, 2003	December 31, 2002
Loans Receivable
Commercial portfolio
Commercial loans	$326,544	$315,537
Commercial leases	79,289	77,138
Mortgage loan portfolio
Secured by real estate	85,377	135,632
Construction	11,148	8,220
Consumer loan portfolio
Home equity	91,157	72,400
Consumer, other	5,688	7,724
Total loans and leases receivable	599,203	616,651
Less deferred loan origination costs	1,561	1,566
Allowance for credit loss	(6,809)	(6,922)
Total Loans and Leases Receivable, Net	$593,955	$611,295

	September 30, 2003	December 31, 2002
Deposits
NOW	$34,552	$31,505
Money market	209,182	143,564
Savings accounts	85,823	59,029
Non-interest bearing demand	57,859	53,471

Total demand, transaction, money market and savings deposits	387,416	287,569

Branch certificates of deposit	209,122	202,019

Total branch deposits	596,538	489,588

Wholesale certificates of deposit	27,450	29,532

Total Deposits	$623,988	$519,120

Customer repurchase agreements	13,374	14,210

Total Deposits and Customer Repurchase Agreements	$637,362	$533,330